                                [CONECTIV LOGO]

                           OFFER TO PURCHASE FOR CASH
                  UP TO 14,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                  AT A PURCHASE PRICE NOT GREATER THAN $25.50
                         NOR LESS THAN $23.50 PER SHARE

             THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
                 EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
            ON TUESDAY, JUNE 8, 1999, UNLESS THE OFFER IS EXTENDED.

Dear Plan B Participant:

     Enclosed is a copy of information relating to an offer by Conectiv, a Delaware corporation (the "Company"), to purchase up to 14,000,000 shares of its Common Stock, par value $0.01 per share (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of April 23, 1998 (the "Rights Agreement"), between the Company and Conectiv Resource Partners, Inc., as the Rights Agent), at a price not greater than $25.50 nor less than $23.50 per Share, net to the seller in cash (the "Purchase Price"), specified by tendering stockholders, upon the terms and subject to the conditions contained in the Offer to Purchase, dated May 11, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer").

     Although the Company is not offering to purchase shares of Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock"), as a result of the Offer, holders of shares of Class A Common Stock may elect, in accordance with the terms of the Restated Certificate of Incorporation of the Company and the Rights Agreement, to convert each share of Class A Common Stock (and the associated preferred stock purchase rights ("Class A Rights") issued pursuant to the Rights Agreement) into 1.59997 Shares (and 1.59997 associated Rights) and to tender such Shares (and associated Rights) pursuant to the Offer; provided, however, that any such election and conversion will be effective only with respect to such Shares (and associated Rights) as are actually accepted for purchase by the Company pursuant to the Offer. See Section 3 of the Offer to Purchase.

     AS USED IN THIS LETTER, THE TERM "ELECTING CLASS A SHARES" MEANS SHARES OF CLASS A COMMON STOCK FOR WHICH THE HOLDER HAS ELECTED TO CONVERT SUCH SHARES FOR PURPOSES OF THE OFFER; AND THE TERM "CONVERTED SHARES" MEANS THE SHARES ISSUABLE UPON CONVERSION OF ELECTING CLASS A SHARES.

     Your account in the Atlantic City Electric Company 401(k) Savings and Investment Plan B ("Plan B") includes Shares and/or shares of Class A Common Stock. Because you control the investment of this account, you will have the right to direct the Trustee of Plan B to tender (or not to tender) some or all of the Shares, including Converted Shares, allocated to your account and, if so, at what price. Please read the enclosed materials carefully before you make your decision.

     If you do choose to tender some or all of your Shares, including Converted Shares, but the purchase price that you propose is lower than the market price as of the date your tender must be transmitted, the Trustee of Plan B will adjust your tender so that the price is not less than the market price as of such date, because the Plan is not permitted to sell its Shares to the employer for a price that is less than the market price. As a result of such adjustment, it is possible that your offer to tender would not be accepted if the adjusted price is higher than the price at which the Company purchases Shares from other tendering stockholders.

     If you choose to tender your Shares, including Converted Shares, pursuant to the Offer, and if your tender is accepted, the proceeds will be reinvested in the investment option you select. Inasmuch as Plan B is tax-exempt, neither the decision to tender nor the reinvestment in one or more investment vehicles will result in any income or loss being recognized by Plan B or any participant therein.

                         ATLANTIC CITY ELECTRIC COMPANY
                      401(K) SAVINGS AND INVESTMENT PLAN B

                        INSTRUCTION AND TRANSMITTAL FORM
                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                                    CONECTIV
              PURSUANT TO THE OFFER TO PURCHASE DATED MAY 11, 1999
            AND INSTRUCTIONS FROM T. ROWE PRICE, CUSTODIAN OF PLAN B

IF YOU WISH TO TENDER ANY OR ALL OF YOUR SHARES, INCLUDING CONVERTED SHARES, HELD IN YOUR CONECTIV STOCK ACCOUNT IN PLAN B, YOU MUST COMPLETE, IF APPLICABLE, THE "DECISION TO TENDER" SECTION, THE "CONVERSION OF SHARES OF CLASS A COMMON STOCK" SECTION, THE "PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES, INCLUDING CONVERTED SHARES, ARE BEING TENDERED" SECTION AND THE "REINVESTMENT OF PROCEEDS" SECTION, AND SIGN THE FORM AT THE END. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO
T. ROWE PRICE IN AMPLE TIME TO PERMIT THEM TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. IF THE FORM IS NOT PROPERLY COMPLETED, OR IF THE FORM IS NOT RECEIVED BY T. ROWE PRICE IN AMPLE TIME, THE SHARES, INCLUDING CONVERTED SHARES, ALLOCATED TO YOUR ACCOUNT IN PLAN B WILL NOT BE TENDERED.

DECISION TO TENDER

[ ] Check here to instruct the Custodian to tender on your behalf ALL of the Shares credited to your Conectiv Stock Account in Plan B.

[ ] Check here to instruct the Custodian to tender on your behalf a percentage or specified number of the Shares credited to your Conectiv Stock Account in Plan B, as follows (complete one line only):

     Percentage of Shares to be tendered ------ % or

     Number of Shares to be tendered ------

[ ] Check here if you DO NOT wish to tender any of the Shares credited to your Conectiv Stock Account in Plan B. Do not complete the remainder of this Form.

     Complete the "Conversion of Shares of Class A Common Stock" box below to direct the Custodian to convert shares of Class A Common Stock held in your Conectiv Stock Account in Plan B to Shares of Conectiv, and then to tender such Shares pursuant to the Offer.

     For Shares, including Converted Shares, to be validly tendered by the Custodian, complete either the box under "Shares Tendered at Price Determined Pursuant to the Offer" or a box under "Shares Tendered at Price Determined by Participant." By checking the box under "Shares Tendered at Price Determined Pursuant to the Offer" you agree to accept the Purchase Price determined by the Company in accordance with the terms of the Offer, which may be as low as $23.50 or as high as $25.50 per Share. By checking a box under "Shares Tendered at Price Determined by Participant," you acknowledge that doing so could result in none of such Shares being purchased if the Purchase Price for the Shares is less than the price at which you tender such Shares. Also, regardless of your selection, in order to comply with applicable laws, the Custodian will ensure that the Shares, including Converted Shares, are tendered at a price that is no less than the fair market value of the Shares on a national securities exchange as of the expiration of the Offer. This action could result in none of the Shares, including Converted Shares, being purchased.

     If you do not complete the box under "Conversion of Shares of Class A Common Stock" below, none of the shares of Class A Common Stock held in your account in Plan B will be converted.

     You are urged to read carefully, complete and sign this Instruction and Transmittal Form below, and return this entire Instruction and Transmittal Form to the Custodian in the envelope provided.

CONVERSION OF SHARES OF CLASS A COMMON STOCK

THIS SECTION IS ONLY TO BE COMPLETED IF SHARES ISSUABLE UPON CONVERSION OF CLASS A COMMON STOCK ARE BEING TENDERED.

[ ] Check here to instruct the Custodian to convert the shares of Class A Common Stock held in your account in Plan B to Shares, and to tender those shares pursuant to this election, in the same proportion as your Shares of common stock.

[ ] Check here to instruct the Custodian to convert the following shares of Class A Common Stock held in your account in Plan B, and then to tender those Shares pursuant to this election:

   Percentage of Class A Shares ____%  Number of Class A Shares ________

                          PRICE (IN DOLLARS) PER SHARE
                  AT WHICH SHARES, INCLUDING CONVERTED SHARES,
                               ARE BEING TENDERED

              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
                            OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES,
                          INCLUDING CONVERTED SHARES.

--------------------------------------------------------------------------------

           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

[ ] The participant wants to maximize the chance of having Conectiv purchase all of the Shares, including Converted Shares, the participant is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares, including Converted Shares, and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will result in receiving a price per Share as low as $23.50 and as high as $25.50.

                            ----------------------------
                                         OR

                            ----------------------------

                 SHARES TENDERED AT PRICE DETERMINED BY PARTICIPANT

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER" above, the undersigned hereby directs the Custodian to tender Shares, including Converted Shares, at the price checked. A participant who desires to direct the Custodian to tender different portions of Shares at different prices must complete a separate Instruction and Transmittal Form for each portion to be tendered at a different price. The total of all Shares, including Converted Shares, directed in such separate Instruction and Transmittal Forms for a single participant cannot exceed the total Shares, including Converted Shares, held in that participant's account in Plan B. If more than one box is checked, or if no box is checked, or if more than 100% of the Shares, including Converted Shares, are directed in multiple transmittals, the Custodian will not tender any of the Shares, including Converted Shares, held in the participant's account.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES, INCLUDING CONVERTED SHARES, ARE BEING TENDERED:

[ ]  $23.50    [ ]  $24.00    [ ]  $24.50    [ ]  $25.00    [ ]  $25.50
[ ]  $23.625   [ ]  $24.125   [ ]  $24.625   [ ]  $25.125
[ ]  $23.75    [ ]  $24.25    [ ]  $24.75    [ ]  $25.25
[ ]  $23.875   [ ]  $24.375   [ ]  $24.875   [ ]  $25.375

REINVESTMENT OF PROCEEDS

Select the investment option in which the proceeds from your purchased Shares, including Converted Shares, are to be invested:

[ ]  T. Rowe Price Equity Income Fund
[ ]  T. Rowe Price Equity Index Fund
[ ]  T. Rowe Price International Stock Fund
[ ]  T. Rowe Price Spectrum Growth Fund
[ ]  T. Rowe Price Stable Value Fund

If you select more than one option, the proceeds will be divided evenly among the selected options.

                            SIGNATURE OF PARTICIPANT

------------------------------------------------------------
           Please sign here

Dated: ------, 1999.

PLEASE PRINT THE FOLLOWING:

Name: ------

Social Security Number: ------

Current Address: ------

------------------------------------------------------------ (Include Zip Code)

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